UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 1, 2021, Lineage Cell Therapeutics, Inc. (“Lineage”) issued a press release announcing that restoration of retinal tissue was observed in two additional patients enrolled in its ongoing Phase 1/2a clinical study of its lead product candidate, OpRegen®. A copy of the press release is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including in Exhibit 99.1 to this report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission (“SEC”) made by Lineage, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On June 1, 2021, Lineage announced that restoration of retinal tissue was observed in two additional patients enrolled in its ongoing Phase 1/2a clinical study of its lead product candidate, OpRegen®. OpRegen is an investigational allogeneic retinal pigment epithelium (RPE) cell transplant therapy in development for the treatment of age-related macular degeneration (AMD) with geographic atrophy (GA), or dry (atrophic) AMD. In 2020, Lineage reported the first known example of retinal tissue restoration following RPE cell transplant, which was observed in another patient treated with OpRegen in the Phase 1/2a study. Lineage believes that these three patients represent the only examples of an experimental treatment for dry AMD demonstrating a reduction, rather than attenuating further expansion, of an area of atrophy in humans.

The ongoing Phase 1/2a study of OpRegen is an open-label, dose escalation safety and efficacy study of a single injection of human RPE cells derived from an established pluripotent cell line and transplanted subretinally in patients with advanced dry AMD with GA. The study enrolled 24 patients into 4 cohorts. The first 3 cohorts enrolled only legally blind patients with Best Corrected Visual Acuity (BCVA) of 20/200 or worse. The fourth cohort enrolled 12 better vision patients (BCVA from 20/65 to 20/250 with smaller mean areas of GA). The primary objective of the study is to evaluate the safety and tolerability of OpRegen as assessed by the incidence and frequency of treatment emergent adverse events. Secondary objectives are to evaluate the preliminary efficacy of OpRegen treatment by assessing the changes in ophthalmological parameters measured by various methods of primary clinical relevance.

The new findings of retinal restoration occurred in two of the three Cohort 4 patients treated in November of 2020, where surgeons successfully covered the majority of the area of atrophy with a suspension of OpRegen cells. Outer retinal layer restoration, which was observed using clinical high-resolution Optical Coherence Tomography (OCT), was evidenced by the presence of new areas of RPE monolayer with overlying ellipsoid zone, external limiting membrane, and outer nuclear layer, which were not present at the time of baseline assessment. These findings suggest integration of the new RPE cells with functional photoreceptors in areas that previously showed no presence of any of these cells. These effects were most prominent in the transitional areas around the primary area of GA. In addition to positive anatomical changes, all three patients’ visual acuity increased above baseline levels within 6 months post-transplant. The totality of these findings supports the view that atrophic AMD is not an irreversible, degenerative condition and that some portion of diseased retinal tissue may be recoverable. Lineage believes these findings represent a significant advancement in the field of cell therapy and plans to discuss the findings with its advisors in the coming weeks and months to assess implications for the clinical development and regulatory approval pathways for OpRegen.

In connection with these findings, Lineage has filed a Patent Cooperation Treaty (PCT) patent application which describes restoration of the anatomy and/or functionality of diseased retinas. The application is based on clinical trial data demonstrating, for the first time, administration of RPE cells to an atrophic retina restores structure and function to one or more retinal layers. Allowed claims of a national patent application based on the PCT application would have an estimated expiration date of at least May 24, 2041.

Because humans lack the innate ability to regenerate retinal tissue and replace lost retina cells, there has been a presumption that progression of GA may someday be slowed or halted but could not be reversed. The unique findings from the ongoing OpRegen clinical study support a different view, in which an RPE cell transplant can potentially replace or rescue retinal cells in patients who suffer from retinal lesions or degeneration. Notably, in the two additional Cohort 4 patients evidencing retinal restoration, in peripheral areas of incomplete RPE and outer retinal atrophy (iRORA), away from the primary atrophic lesion, there were examples of complete resolution following OpRegen transplant in some of the iRORA lesions. Additionally, in some areas of complete RPE and outer retinal atrophy (cRORA), similar, full-thickness restoration of retinal layers was observed, particularly in areas of the outer periphery of the transition zone. The transition zone may represent the ideal area to target with cell therapy as the surviving photoreceptors may be restored to normal function with the transplant of new, allogeneic RPE. The first Cohort 4 patient with evidence of retinal restoration and confirmed history of GA growth, first reported by Lineage in 2020, continues to demonstrate areas of retinal restoration through that patient’s most recent clinical visit, which occurred approximately 3 years post-transplant. These new findings have been confirmed utilizing multiple imaging technologies, including OCT, a non-invasive test which uses light waves to take cross-sectional images of the retina, allowing for visualization of each of the distinctive layers. The use of multiple imaging modalities differs from traditional assessment of GA progression, which employs only fundus autofluorescence (FAF) to assess changes in the total surface area of the apparent GA over time. Using only FAF may fail to identify structural changes that can be observed only with the addition of OCT imaging. The use of OCT allows for a more precise determination of changes in retinal thickness, organization, and overall health of the retina in areas of potential atrophy, which are possible with cell therapy.

Overall, in the Phase 1/2a study, OpRegen has been well tolerated with no unexpected adverse events or serious adverse events, and evidence of durable engraftment of OpRegen RPE cells have extended to more than 5 years post-transplant in earliest treated patients.

Lineage expects to provide an update on the Phase 1/2a study in July 2021, reporting at least six months of follow-up in all subjects.

Cautionary Statement Regarding Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this report, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to the potential benefits of treatment with OpRegen in dry AMD patients with GA, the significance of clinical data reported to date, including the findings of retinal restoration, from the ongoing Phase 1/2a study of OpRegen, and the potential for issuance of new patents relating to OpRegen. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including risks and uncertainties inherent in Lineage’s business and other risks in Lineage’s filings with the SEC. Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: June 1, 2021	By:	/s/ Brian M. Culley
	Name:	Brian M. Culley
	Title:	Chief Executive Officer